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                                                                  EXHIBIT 23(a)


                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------


We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Forms S-4 of our report dated December 5, 1994 except for Note 1, as to which the date is March 24, 1995 appearing on page 25 of the Annual Report on Form 10-K/A of SafeCard Services, Incorporated for the year ended October 31, 1994. We also consent to the references to us under the heading "Selected Financial Data" in such Prospectus. However, it should be noted that Price Waterhouse has not prepared or certified such "Selected Financial Data."



PRICE WATERHOUSE LLP
Denver, Colorado
March 17, 1995